EXHIBIT 99.1

U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy to Present at the
Deutsche Bank Securities
41st Annual Health Care Conference

Houston, TX, April 28, 2016 – U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of physical therapy outpatient clinics (the "Company"), today announced that its Chief Financial Officer, Lawrence McAfee, will present at the Deutsche Bank Securities 41st Annual Health Care Conference on May 4, 2016.  The presentation will cover an overview of the Company. The conference is being held at the InterContinental Boston Hotel.

A copy of the presentation is posted on the Company's website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 512 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 22 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.